Exhibit 21

WATSON WYATT WORLDWIDE, INC.

SUBSIDIARIES

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION	Name(s) under which such subsidiary does business (if different)(a)

Watson Wyatt Argentina S.A.	Argentina
Watson Wyatt Australia Pty Ltd	Australia
Wycomp Pty Ltd	Australia
Watson Wyatt Superannuation Pty Ltd	Australia
Watson Wyatt NV	Belgium
Watson Wyatt Insurance & Financial Services SA	Belgium
Watson Wyatt Brasil Ltda.	Brazil
Watson Wyatt Canada ULC	Canada, Alberta
Watson Wyatt Chile S.A.	Chile
Corredores de Seguros Watson Wyatt Limitada	Chile
Watson Wyatt Consultancy (Shanghai) Ltd.	China
Watson Wyatt Consultancy (Shenzhen) Ltd.	China
Watson Wyatt Hong Kong Limited	China
Watson Wyatt Insurance Consulting Ltd.	China
Watson Wyatt Investment Consulting Hong Kong Limited	China
Watson Wyatt Consultores Colombia S.A.	Colombia
Watson Wyatt S.A.R.L.	France
Watson Wyatt GmbH	Germany
Watson Wyatt Deutschland GmbH	Germany
Watson Wyatt Insurance Consulting GmbH	Germany
Watson Wyatt Kft	Hungary
Watson Wyatt (Ireland) Limited	Ireland
Watson Wyatt India Private Limited	India
Watson Wyatt Insurance Consulting Private Ltd	India
P.T. Watson Wyatt Purbajaga	Indonesia
P.T. Watson Wyatt Indonesia	Indonesia
Watson Wyatt Italia s.r.l.	Italy
Watson Wyatt K.K.	Japan
Watson Wyatt Insurance Consulting KK	Japan
Watson Wyatt Insurance Consulting (Korea) Limited	Korea
Watson Wyatt (Malaysia) Sdn. Bhd.	Malaysia
Watson Wyatt Holdings (Mauritius) Limited	Mauritius
Watson Wyatt Mexico, S.A. de C.V.	Mexico
Watson Wyatt B.V.	Netherlands
Watson Wyatt European Region B.V.	Netherlands
Watson Wyatt Insurance Consulting BV	Netherlands
Watson Wyatt Philippines, Inc.	Philippines
Watson Wyatt Puerto Rico, Inc.	Puerto Rico
Watson Wyatt Singapore Pte. Ltd.	Singapore
Watson Wyatt Insurance Consulting Pte Ltd	Singapore

Watson Wyatt de España, S.A.	Spain
Watson Wyatt Insurance Consulting (Spain) SA	Spain
Watson Wyatt A.B.	Sweden
Watson Wyatt AG	Switzerland
Watson Wyatt (Thailand) Ltd.	Thailand
Watson Wyatt Uruguay S.A.	Uruguay
Wyatt Trustee Limited	U.K.
PCL (1991) Limited	U.K.
PCL Limited	U.K.
The Wyatt Company (UK) Limited	U.K.
The Wyatt Company Holdings Limited	U.K.
Watson Wyatt Holdings Limited	U.K.
Watson Wyatt Holdings (Europe) Limited	U.K.
Watson Wyatt International Limited	U.K.
Wyatt Financial Services Limited	U.K.
Wyatt Pension Plan Trustee Limited	U.K.
Watson Wyatt European Region Limited	U.K.
Watson Wyatt Limited	U.K.
Watson Wyatt (UK) Acquisitions 1 Limited	U.K.
Watson Wyatt (UK) Acquisitions 2 Limited	U.K.
Watson Wyatt European Investment LP	U.K.
Watson Wyatt European Investment Holdings Limited	U.K.
Watson Wyatt Insurance & Financial Services Consulting Holdings Limited	U.K.
Watson Wyatt Trustees Limited	U.K.
Watsons International Limited	U.K.
RWS Trustees Limited	U.K.
Watson Wyatt Pretium Limited	U.K.
Watson’s Pensioneer Trustees Limited	U.K.
Watson Wyatt Services Limited	U.K.
Watson Wyatt Healthcare Trustees Limited	U.K.
Watson Wyatt & Company	U.S. Delaware
Watson Wyatt Insurance Consulting, Inc.	U.S. Delaware
Watson Wyatt Canadian Holdings, Inc.	U.S. Delaware
Watson Wyatt Investment Consulting, Inc.	U.S. Delaware
Wyatt Data Services, Inc.	U.S. Delaware
Watson Wyatt European Investment Holdings, Inc.	U.S. Delaware
Watson Wyatt European Investment Holdings 1, LLC	U.S. Delaware
Watson Wyatt European Investment Holdings 2, LLC	U.S. Delaware
Watson Wyatt Insurance & Financial Services, Inc.	U.S. Delaware
Watson Wyatt International, Inc.	U.S. Nevada

(a)  All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.